Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-119668



PROSPECTUS SUPPLEMENT NO. 5
TO PROSPECTUS DATED FEBRUARY 4, 2005



                                [OBJECT OMITTED]
                       STARTECH ENVIRONMENTAL CORPORATION

                                _________________

      This Prospectus Supplement No. 5 supplements information contained in our prospectus dated February 4, 2005, as amended and supplemented from time to time. This prospectus relates to the resale by the selling securityholders identified in the prospectus of up to 9,353,000 shares of common stock, which includes 2,553,299 shares of common stock issuable upon the exercise of warrants issued to the selling securityholders in various private placements that took place since 2002.

      You should read this Prospectus Supplement No. 5 in conjunction with the prospectus, as supplemented and amended. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus including any amendments or supplements thereto.

      INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. PLEASE CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 8 OF THE PROSPECTUS.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Fourth Prospectus Supplement or the Prospectus. Any representation to the contrary is a criminal offense.


             The date of this prospectus supplement is May 11, 2005

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       __________________________________


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 10, 2005

                                   __________


                       STARTECH ENVIRONMENTAL CORPORATION
             (Exact name of registrant as specified in its charter)

           Colorado                      0-25312                 84-1286576
(State or other jurisdiction of   (Commission file number)    (I.R.S. employer
  incorporation or organization)                             identification no.)


       15 Old Danbury Road, Suite 203                               06897
                Wilton, CT                                        (Zip code)
 (Address of principal executive offices)

       Registrant's telephone number, including area code: (203) 762-2499

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
      240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01   Other Events

As disclosed in the Registrant's Current Report on Form 8-K dated April 30, 2005, the Registrant was informed by InterCapital Group, LLC that it required additional time and expected to make its investment on or before May 10, 2005, which was previously scheduled to close by the end of April 2005. The Registrant has been informed by InterCapital Group, LLC that it still requires additional time and expects to make its investment on or before May 20, 2005.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, Startech Environmental Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 10, 2005

                              STARTECH ENVIRONMENTAL CORPORATION



                              By: /s/ Peter J. Scanlon
                                 ---------------------------------
                                 Peter J. Scanlon
                                 Chief Financial Officer